EXHIBIT 10.41
SUBLEASE AGREEMENT
THIS SUBLEASE AGREEMENT (the “Sublease”), effective as of June 2, 2005, is between Schmeltzer, Aptaker & Shepard P.C., (“Sublandlord”), and GlobalSecure Holdings Ltd. (“Subtenant”).
1. The Sublet Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, 3,119 rentable square feet of floor area located in the building at 2600 Virginia Avenue, N.W., Washington, D.C. 20037 which is hereby designated as Suite 1112 (the “Sublet Premises”) for a term (the “Term”) to commence on July 1, 2005 (the “Commencement Date”) and to end on June 30, 2009 (the “Expiration Date”). In no event shall the Term of the Sublease extend beyond the term of the Lease (as hereinafter defined).
2. Lease.
     (a) It is understood that Sublandlord is a sublandlord and grants this Sublease under and by virtue of its rights under that certain Office Lease dated April 29th, 1988, by and between Sublandlord, as Tenant thereunder, and TRIZECHAHN WATERGATE OFFICE/RETAIL/LAND LLC, a District of Columbia limited liability company, as Landlord thereunder (“Landlord”) (said lease agreement and any and all addenda and amendments thereto being hereinafter collectively referred to herein as the “Lease”). A copy of said Lease is attached hereto as Exhibit A, and the provisions thereof, unless excluded in the next sentence hereof, are incorporated herein by reference, and made a part hereof, with references in the Lease to “Landlord” deemed to mean Sublandlord and references to “Tenant” deemed to mean Subtenant. Notwithstanding anything herein to the contrary, Subtenant agrees that this Sublease is subject and subordinate to the Lease and agrees to be bound to all of the terms and conditions imposed by Landlord on Sublandlord as it relates to the Subleased Premises.
     Sublandlord will deliver the Sublet Premises in its “as is” condition with all building systems within the Sublet Premises in good and working order. It is understood that Landlord is ultimately responsible for providing and maintaining building systems, and that Sublandlord’s responsibility is limited to taking action against the Landlord under the terms of the Prime Lease. Upon full execution of this Sublease document and only after Sublandlord receives Landlord’s written consent, Subtenant shall have access to the Sublet Premises the earlier of, 30 business days prior to the Sublease Commencement Date or upon Landlord’s consent of the Sublease Document, for the purpose of preparing the same for occupancy.
     (b) During the Term of this Sublease, Sublandlord shall promptly deliver to Subtenant copies of any and all notices of default of any kind or nature delivered to or received from Landlord.
     (c) Sublandlord hereby warrants and represents to Subtenant as follows:
          (i) The Lease is in full force and effect and Sublandlord has not received any notice of default thereunder from Landlord which remains uncured as of the date hereof;
          (ii) The Lease attached hereto as Exhibit A is a true and complete copy of the Lease and all amendments thereto; and

          (iii) The current term of the Lease expires on March 31, 2011.
     (d) If the Lease terminates for any reason whatsoever, then this Sublease shall terminate simultaneously therewith. If the termination of the Lease is not caused by a default of the Subtenant under this Sublease, then the termination of this Sublease shall be without liability between Sublandlord and Subtenant, except such liability theretofore accruing; however, if Subtenant is in default, the default provisions hereof shall control as to Subtenant’s liability.
3. Rent.
     (a) The basic rent upon the commencement of the Sublease (the “Basic Rent”) due hereunder from Subtenant to Sublandlord shall be One Hundred and Nine Thousand, One Hundred and Sixty Five Dollars ($109,165) per annum, payable in equal monthly installments of Nine Thousand and Ninety Seven Dollars and Ten Cents ($9,097.08), each such installment being payable in advance on or before the first day of each calendar month throughout the Term. In the event the Term of the Sublease starts other than on the first day of a month, the Basic Rent for such partial month shall be prorated and calculated at a daily rate. On the first anniversary of the Sublease Commencement Date and continuing on each anniversary thereafter, Subtenant’s Basic Rent shall be increased by four and one half percent (4.5%) There shall be no other escalations or pass-throughs to Subtenant during the Sublease Term.
Rent Schedule
July 1, 2005 – June 30, 2006 $35.00 per rsf – $109,165 annually or $9,097.08 monthly
July 1, 2006 – June 30, 2007 $36.58 per rsf – $114,077.42 annually or $9,506.42 monthly
July 1, 2007 – June 30, 2008 $38.23 per rsf – $119,210.90 annually or $9,934.24 monthly
July 1, 2008 – June 30, 2009 $39.95 per rsf – 124,575.39 annually or $10,381.28 monthly
     (b) Basic Rent shall include, and Subtenant shall not be separately responsible for, the Additional Rent (as defined in Section 3 of the Lease) or other operating expenses or real estate taxes due under the Lease.
     (c) All rent due and payable by Subtenant under this Sublease shall be made payable to Sublandlord and shall be delivered to its offices or to such other place as Sublandlord may designate by written notice to Subtenant. All such rent shall be payable without notice, demand, deduction, counterclaim or offset. Notwithstanding any provision of this Sublease, Sublandlord shall continue to pay to Landlord all rent as and when due under the Lease (including, without limitation, all rent under the Lease for the Sublet Premises).
     (d) Notwithstanding anything herein to the contrary, in the event of a default by Sublandlord under the Lease, Sublandlord hereby irrevocably authorizes and directs Subtenant to pay to Landlord, upon demand and notice from Landlord of the right to receive such rent and other amounts, all of the rent and other amounts payable and hereafter becoming payable under this Sublease. Subtenant shall rely upon such demand and notice, and Sublandlord shall have no right or claim against Subtenant for any such rent and other amounts paid to Landlord pursuant thereto. In no event shall Landlord be obligated to make such demand for direct payment of such amounts from Subtenant.
     (e) If Subtenant fails to pay rent hereunder within five (5) days after such rent becomes due and payable, Subtenant shall pay to Sublandlord a late charge of five percent (5%) of the amount of such overdue rent. In addition, any such late rent payment shall bear interest from the date such rent became due and payable to the date of payment thereof by Subtenant at the rate of 5% per annum.
     (f) Simultaneously with the execution of this Sublease, Subtenant shall deposit with Sublandlord, in the form of cash, a security deposit in the amount of $9,097.08 (the “Security Deposit”), which shall be held by Sublandlord without obligation for interest, as security, for the performance of Subtenant’s obligations and covenants under this Sublease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Sublandlord’s damages in case of an event of default by Subtenant. If an event of default by Subtenant shall occur or if Subtenant fails to surrender the Sublet Premises in the condition required by this Sublease, Sublandlord shall have the right (but not the obligation), and without prejudice to any other remedy which Sublandlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Sublet Premises. If Sublandlord so applies the Security Deposit or any portion thereof before the expiration date or earlier termination of this Sublease, Subtenant shall deposit with Sublandlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Sublandlord, any remaining balance of the Security Deposit shall be returned to Subtenant within thirty (30) days after the Expiration Date or earlier termination of this Sublease that all of Subtenant’s obligations under this Sublease have been fulfilled. Sublandlord shall conduct a “Post Move Out Inspection” of the Sublet Premises within fifteen (15) days after the Expiration Date or earlier termination of this Sublease. Notwithstanding anything herein to the contrary, Landlord shall not be responsible in any way for maintaining, returning or applying the Security Deposit hereunder and Subtenant expressly waives any claims against Landlord regarding the Security Deposit.
     (g) To assist Subtenant with offsetting relocation, construction and other related expenses, Sublandlord will fully abate the first two (2) months rent; therefore, rent commencement will begin September 1, 2005.
4. Nature of Occupancy/Condition of Sublet Premises. Subtenant shall use and occupy the Sublet Premises solely for the purposes set forth in the Lease (and not for any other purposes) and at all times consistent with its Rules and Regulations. Subtenant shall have the ability to make modifications to the Sublet Premises per the provision in the Lease (Section 14) and with prior written approval from Sublandlord, which approval shall not be unreasonably conditioned, withheld or delayed, as well as the prior written approval from Landlord as provided in the Prime Lease.

5. Default, Remedies and Indemnification of Sublandlord.
     (a) If Subtenant defaults in the performance of any of the covenants, conditions or agreements contained in this Sublease or the Lease and fails to cure the same within five (5) days notice from Sublandlord for monetary defaults and within twenty (20) days after notice for non-monetary defaults, Sublandlord shall be entitled to invoke against Subtenant the remedies which are available to Landlord under the Lease. If Subtenant breaches any of the terms and conditions of the Lease that relate to the Sublet Premises, then Landlord shall have all remedies against Subtenant available to Sublandlord hereunder. Further, anything to the contrary notwithstanding, Subtenant shall indemnify and hold harmless Sublandlord from and against any and all losses, claims, damages, liabilities, actions, costs and expenses (including reasonable attorneys’ fees) arising out of or related to this Sublease or the Sublet Premises, unless caused by the intentional acts or gross negligence of Sublandlord, its agents or employees. As to such actions, Sublandlord agrees to indemnify Subtenant. This indemnification shall survive termination of this Sublease and shall be in addition to the indemnification provisions of the Lease (as to which the word “Subtenant” shall be substituted for “Tenant” and the word “Sublandlord” shall be substituted for “Landlord” therein).
     (b) Subtenant hereby expressly waives any notice to quit or vacate which may be otherwise required by law.
6. Services.
     (a) Where services, repairs or rights are to be provided by Landlord under the terms of the Lease, Subtenant agrees to look solely to Sublandlord (and shall have no rights against Landlord) for the performance of such services, repairs or rights. It is understood that Sublandlord will not provide and does not guarantee the performance of any such services, repairs or rights; provided, nevertheless, that in the event of any default or failure of performance by Landlord, Sublandlord agrees, upon notice from Subtenant, to make demand upon Landlord to perform its obligations under the Lease and to enforce Sublandlord’s rights under the Lease. Subtenant shall arrange for and pay for its own utilities to the extent they are not provided by Landlord.
     (c) Notwithstanding anything contained in this Sublease to the contrary, there shall be no obligation on the part of Subtenant to comply with any governmental law, ordinance or regulation which may require structural alterations, changes, repairs or additions, all of which required structural alterations, changes, repairs or additions shall be the obligation of Sublandlord unless otherwise provided in the Lease, or unless made necessary by the acts or omissions of Subtenant or Subtenant’s particular use of the Sublet Premises, in which event Subtenant shall comply at its expense. Sublandlord shall have the right to make all such alterations that may be required by law, and must approve any such changes that are the responsibility of Subtenant.
7. Notices. Notices required or permitted hereunder shall conform to Article 39 of the Lease, except as to the identities and addresses of the parties, which shall be as follows:

Sublandlord:	Schmeltzer, Aptaker & Shepard P.C.
2600 Virginia Ave., NW
Suite 1000
Washington, DC 20037
Attention: Jean Hinojosa

Subtenant:	Global Secure Holdings Ltd.
2600 Virginia Ave., NW
Suite 600
Washington, DC 20037
Attention: Eric S. Galler, SVP, General Counsel
A copy of all notices sent by Sublandlord or Subtenant shall also be sent to Landlord at the following address:

TRIZECHAHN Watergate Office/Retail/Land LLC
c/o TrizecHahn Mid-Atlantic Management Services LLC
1250 Connecticut Avenue, N.W.
Suite 500
Washington, D.C. 20036
Attention: General Manager — Washington

With copy to:

TRIZECHAHN Watergate Office/Retail/Land LLC
c/o TrizecHahn Mid-Atlantic Management Services LLC
1250 Connecticut Avenue, N.W.
Suite 500
Washington, D.C. 20036
Attention: Regional Counsel
8. Insurance.
     (a) Subtenant shall, at its sole cost and expense, obtain and maintain in effect at all times during the Term of this Sublease (i) an “all risk” insurance policy covering all of Subtenant’s Personal Property (hereinafter defined) installed and located in the Sublet Premises and (ii) a commercial general liability policy on an occurrence basis, each such policy subject to, and in accordance with, the requirements set forth in the Lease.
     (b) Each of the foregoing policies of insurance shall name Sublandlord, Landlord, Landlord’s management agent, and Landlord’s mortgagee(s) as additional insureds, as their interests may appear. On or before the Commencement Date, Subtenant shall deliver such polices or other reasonable satisfactory evidence of such insurance to Sublandlord and Landlord.
9. Subordination. This Sublease is subject and subordinate to the Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Sublet Premises form a part, and to any and all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that the Sublandlord agrees not to effect any modification or amendment of the Lease which adversely affects the rights of the Subtenant hereunder without the written consent of the Subtenant in each case (which consent shall not be unreasonably withheld, conditioned or delayed).
10. Assignment and Further Subleases. The Subtenant may sublease all or any portion of the Sublet Premises and/or may assign this Sublease (a) with the prior written consent of the Sublandlord, which consent may not be unreasonably withheld, conditioned or delayed, and (b) subject to the Lease, with the prior written consent of the Landlord. If Subtenant so subleases or assigns, then to the extent that Subtenant obtains a rental rate for such sublet or assignment that is in excess of the rental rate paid by Subtenant to Sublandlord for the same premises, then Subtenant shall pay to Sublandlord one-half of such excess rental rate, such amount payable periodically within ten (10) business after receipt of payment by Subtenant from such assignee or sub-subtenant.
11. Surrender. Upon the Expiration Date or earlier termination of this Sublease, (i) the Subtenant shall quit and surrender to the Sublandlord the Sublet Premises and shall remove, at Subtenant’s sole cost and expense, all of its equipment, furniture, furnishings and other property installed or placed in or about the Sublet Premises by Subtenant (hereinafter collectively referred to as “Subtenant’s Personal Property”); (ii) all computer cabling and wiring installed by or on behalf of Subtenant (irrespective of whether such cabling and wiring constitutes Subtenant’s Personal Property) shall, at Subtenant’s sole cost and expense, be removed from the Sublet Premises, using a contractor approved in advance by Landlord in writing; and (iii) Subtenant shall leave the Sublet Premises broom clean and in as good order and condition as they were on the Sublease Commencement Date, ordinary wear excepted. Subtenant’s obligations to perform and observe the covenants set forth in this Paragraph 11 hereof shall survive the Expiration Date or earlier termination of the Term of this Sublease. Notwithstanding the foregoing, Sublandlord will not charge to Subtenant any restoration fee at the expiration of the Sublease related to any prior subtenant improvements made to the Sublet Premises prior to the effective date of this Sublease.
12. Brokers. Sublandlord and Subtenant warrant and represent to each other and to Landlord that, other than The Staubach Company — Northeast, Inc., with whom West, Lane & Schlager Oncor Internation has dealt, no broker brought about this transaction or dealt with Sublandlord or Subtenant in connection herewith. Sublandlord shall pay the fees of each of West, Lane & Schlager Oncor Internation and The Staubach Company — Northeast, Inc. arising out of the transactions contemplated by this Sublease. The Landlord shall have no responsibility to pay any commission or other charge or expense in connection with this Sublease, and, in consideration for Landlord’s granting its consent to this Sublease, Sublandlord and Subtenant indemnify and hold harmless Landlord against and from any claim for brokerage commissions or other fees and all costs, expenses and liabilities in connection with this Sublease, including, without limitation, attorneys’ fees and expenses, arising out of any dealings Sublandlord or Subtenant had with any broker, finder, person or entity who claims a right to compensation with respect to the Sublease.
13. General Provisions.

     (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.
     (b) Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the District of Columbia.
     (c) No Privity of Estate. Nothing contained in this Sublease shall be construed to create privity of estate of privity of contract between Subtenant and Landlord.
     (d) Entire Agreement. This Sublease contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings comprising the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. No waiver or modification of any covenant, agreement, term, provision or condition shall be deemed to have been made unless expressed in writing and signed by both parties.
     (e) Sublease and Lease. To the extent any terms, conditions, covenants or provisions of this Sublease are contrary to the terms, conditions, covenants or provisions of the Lease, the contrary terms, conditions, covenants and provisions of this Sublease are deemed revoked as to Landlord, and the terms, conditions, covenants or provisions of the Lease shall govern. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublandlord and Landlord under the Lease.
     (f) Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.
     (g) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.
     (h) Counterpart. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.
     (i) Waiver of Jury Trial. Subtenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Sublandlord or Landlord against Subtenant with respect to any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant’s use or occupancy of the Sublet Premises. In the event Sublandlord commences any proceedings for nonpayment of rent, Subtenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Subtenant’s right to assert such claims in any separate action brought by Subtenant.
     (j) Effectiveness. This Sublease shall be effective upon (A) obtaining the written consent of Sublandlord and Landlord, or its duly authorized agent(s). Sublandlord and Subtenant hereby acknowledge and agree that Landlord’s consent to this Sublease shall not make Landlord a party to this Sublease.
     (k) Parking. Subtenant, at Subtenant’s sole cost and per the rights of the Sublandlord, shall have the right to acquire two (2) monthly parking contracts from the garage operator in the Building. If Subtenant fails to exercise those rights or ceases to use those spaces, Sublandlord shall have a right of first refusal before the spaces are tendered back to the Landlord. If Sublandlord exercises these rights, and Subtenant later desires to use those parking spaces, Sublandlord agrees to permit this on reasonable notice.
     (l) Suite Signage. Sublandlord shall provide Subtenant building standard suite signage at Sublandlord’s sole cost and expense. In addition, Sublandlord will confirm that Subtenant is allowed an additional listing in the Building lobby directory, but such additional signage will be at Subtenant’s sole cost and will be arranged directly with Landlord.
[signatures on following page)

     IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease as of the day and year first hereinabove written.

SUBLANDLORD:

WITNESS/ATTEST:		Schmeltzer, Aptaker & Shepard P.C.

[Corporate Seal]

By:	/s/ Jean Hinojosa	By:	/s/ Eric Yaffe

Name:	Jean Hinojosa	Name:	Eric Yaffe

Its:	Office Manager	Its:	Shareholder

SUBTENANT:

WITNESS/ATTEST:		GlobalSecure Holdings Ltd.

[Corporate Seal]

By:	/s/ Bess Sudman	By:	/s/ Eric Galler

Name:	Bess Sudman	Name:	Eric Galler

Its:	Officer Manager	Its:	Senior VP & General Counsel

     This Sublease between Schmeltzer, Aptaker & Shepard PC, as Sublandlord, and Global Secure Holdings Ltd., as Subtenant, is consented to by Landlord upon the terms acknowledged by Sublandlord and Subtenant.
LANDLORD:
TRIZECHAHN WATERGATE OFFICE/RETAIL/LAND
LLC, a District of Columbia limited
liability company

By:	/s/ Paul L. Schulman	Date:	June 20, 2005

Name:	Paul L. Schulman

Its:	Vice President

By:	/s/ Douglas Winshall	Date:	June 22, 2005

Name:	Douglas Winshall

Its:	Vice President

EXHIBIT A
COPY OF THE LEASE